Exhibit 10.1

CURRENC GROUP INC.

2024 EQUITY INCENTIVE PLAN

Section 1. Purpose.

The purpose of the Currenc Group Inc. 2024 Equity Incentive Plan, as it may be amended from time to time (the “Plan”), is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to those employees, non-employee directors, advisors and consultants of Currenc Group Inc. (the “Company”) and its Affiliates and to promote the success of the Company, its Affiliates and their shareholders. Capitalized terms not otherwise defined herein are defined in Section 22.

Section 2. Eligibility.

Any Eligible Person (as defined in Section 22) shall be eligible to be selected to receive an Award under the Plan. Holders of equity compensation awards granted by a company acquired by the Company (or whose business is acquired by the Company) or with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise) are eligible for grants of Replacement Awards under the Plan.

Section 3. Administration.

(a)	The Plan shall be administered by the Committee. The Board may designate one or more directors of the Company as a subcommittee who may act for the Committee if necessary to satisfy the requirements of this Section. The Committee may issue rules and regulations for administration of the Plan.

(b)	Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, or cancelled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)	All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof.

Section 4. Shares Available for Awards.

(a)	Subject to adjustment as provided in this Section 4, the maximum number of Shares available for issuance under the Plan shall not exceed 4,636,091. Notwithstanding anything in this Plan to the contrary but subject to adjustment as provided in this Section 4 (i) the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall not exceed 4,636,091 and (ii) the sum of the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Participant who is an Eligible Director during any fiscal year of the Company may not exceed $500,000 in the aggregate.

(b)	Shares underlying Replacement Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.

(c)	Any Shares subject to an Award that expires, is cancelled, forfeited or otherwise terminates without the issuance of such Shares, including any Shares subject to such Award or award to the extent that such Award or award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan.

(d)	In the event that, as a result of any dividend, other than recurring ordinary cash dividends, or other distribution (whether in the form of cash, Shares or other securities), recapitalization, share split (share subdivision), reverse share split (share consolidation), reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 20, adjust equitably any or all of:

(i)	the number and type of Shares (or other securities) which thereafter may be made the subject of Awards;

(ii)	the number and type of Shares (or other securities) subject to outstanding Awards;

(iii)	the grant, acquisition, exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(iv)	the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(e)	Any Shares issued pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company and held as treasury shares. A Participant shall not have any rights as a shareholder of the Company (including as to voting and dividends) until Shares are actually issued to the Participant following entry upon the Register of Members of the Company.

Section 5. Restricted Shares and Restricted Share Units.

The Committee is authorized to grant Awards of Restricted Shares and Restricted Share Units (“RSUs”) to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)	The applicable Award Agreement shall specify different vesting schedules for different batches of Restricted Shares or RSUs to be awarded, which may be service- and/or performance-based, and, with respect to different batches of Restricted Shares or RSUs, the respective delivery schedules (which may include deferred delivery later than the vesting date) and whether the Award of Restricted Shares or RSUs is entitled to dividends or dividend equivalents, voting rights or any other rights.

(b)	Restricted Shares and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Restricted Share or the Share underlying a RSU or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Without limiting the generality of the foregoing, if the Award relates to Shares on which dividends are declared during the period that the Award is outstanding, the Award shall not provide for the payment of such dividend (or a dividend equivalent) to the Participant prior to the time at which such Award, or applicable portion thereof, becomes nonforfeitable, unless required by applicable law, or otherwise provided in the applicable Award Agreement.

(c)	Any Restricted Shares and RSUs granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including registration on the Register of Members of the Company or issuance of a share certificate or certificates. In the event that any share certificate is issued in respect of Restricted Shares or RSUs granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares or RSUs.

Section 6. Options.

The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee is also authorized to grant Options with terms and conditions that conform to tax qualification rules in applicable jurisdictions.

All Options granted under the Plan shall be Nonqualified Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code.

No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(1); provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Option appropriately granted under the Plan.

(a)	The applicable Award Agreement shall specify the vesting schedule, which may be service- and/or performance-based.

(b)	The exercise price per Share under an Option shall be determined by the Committee; provided, however, that the exercise price equals or exceeds the greater of the Fair Market Value of such Share and the nominal value of such share, and provided further that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)), the exercise price per share shall not be less than 110% of the Fair Market Value per share on the date of grant.

(c)	The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option; provided, however, that the Option Period shall not exceed five years from the date of grant in the case of an Incentive Stock Option granted to a Participant who on the date of grant owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)).

(d)	The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(e)	The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(f)	With respect to any Incentive Stock Option granted under the Plan: (i) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Code Sections 424(e) and (f), respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and (ii) if Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

Section 7. Share Appreciation Rights.

The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)	SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”).

(b)	The exercise price per Share under a SAR shall be determined by the Committee.

(c)	The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d)	The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e)	Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

Section 8. Performance Awards.

The Committee is authorized to grant, in addition to Restricted Shares, RSUs and Options, which are performance-based, other Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)	Performance Awards may be denominated as a cash amount, a number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. If the Performance Award relates to Shares on which dividends are declared during the Performance Period, the Performance Award shall not provide for the payment of such dividend (or dividend equivalent) to the Participant prior to the time at which such Performance Award, or the applicable portion thereof, is earned.

(b)	Performance Goals may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify the minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance Goals shall be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance Goals may vary from Performance Award to Performance A ward, and from Participant to Participant, and may be established on a stand-alone bas is, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 8(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(c)	Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined in the discretion of the Committee. Performance Awards will be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

Section 9. Other Share-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, acquisition rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards.

Section 10. Other Cash-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, cash. The Committee shall determine the terms and conditions of such Awards.

Section 11. Effect of Leave of Absence or Termination of Service on Awards.

(a)	The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may continue to vest in the event of any unpaid leave of absence in excess of 60 days or as otherwise provided for by the Committee; provided, however, that in the absence of such determination, vesting of Awards shall be tolled during any such unpaid leave (unless otherwise required by applicable laws).

(b)	The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the vesting, exercise or settlement of such Award or the end of a Performance Period.

Section 12. Change in Control.

(a)	In the event of a Change in Control, the Committee may provide that an Award shall vest and become immediately exercisable with respect to all or any portion of the Shares subject to such Options or SARs, the restricted period shall expire immediately with respect to all or any portion of the outstanding shares of Restricted Shares or RSUs and all or any portion of any Other Share-based Awards or Other Cash-Based Awards shall be vested.

(b)	With respect to Performance Awards, in the event of a Change in Control, all incomplete Performance Periods with respect to such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall either (1)(i)(x) determine the extent to which Performance Goals with respect to such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (y) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, (ii) assume that the applicable “target levels” of performance have been attained, or (2) use such other basis determined by the Committee.

(c)	The Committee may provide that, in the event of a Change in Control, the Participant may retain any tag-along rights, or any rights to sell the Awards under any Company repurchase arrangements.

Section 13. Repurchase Rights.

The Company reserves the right, but not the obligation, to repurchase Awards and Shares underlying Awards held by a Participant in the event that the Participant ceases to be an Eligible Person.

Section 14. Lock-Up.

To the extent required by the underwriters, and except (1) as otherwise approved by the Committee, or (2) pursuant to this Section 14, Shares acquired by a Participant pursuant to the issuance, vesting, exercise, or settlement of any Award granted hereunder may not be sold, transferred, or otherwise disposed of prior to such period designated by the underwriters (the “Lock-Up Period”). The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such Lock-Up Period.

Section 15. General Provisions Applicable to Awards.

(a)	Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)	Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)	Subject to the terms of the Plan and Section 20, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)	Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable, pledgeable or otherwise transferable by a Participant otherwise than by will, the laws of descent and distribution or pursuant to Section l5(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this Section l5(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)	A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(f)	All certificates, if any, for Shares, and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission (the “SEC”), any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)	Without limiting the generality of Section l5(h) or Section 15(i), the Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion.

(h)	The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, unlawful behaviors, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(i)	Rights, payments and benefits under any Award shall be subject to repayment to or recoupment (“clawback”) by the Company for unlawful behavior and in accordance with such non-competition and nonsolicitation policies and procedures as the Committee or Board may adopt from time to time and those applicable to Participants under applicable employment agreements, including policies and procedures to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Section 16. Amendments and Termination.

(a)	Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 15(i). Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan or any Award Agreement in such manner as may be necessary or desirable to enable the Plan or such Award Agreement to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local laws, rules and regulations to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

(b)	The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 4(c) and Section 15(c), no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section l5(i). Notwithstanding the foregoing, without stockholder approval, except as otherwise permitted elsewhere in the Plan, (i) no amendment or modification may reduce the exercise price of any Option or SAR, (ii) the Committee may not cancel any outstanding Option or SAR where the Fair Market Value of the Shares underlying such Option or SAR is less than its exercise price and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed or quoted.

(c)	Except as provided in Section 8(b), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 4(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)	The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 17. Miscellaneous.

(a)	No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient, including as necessary or desirable to recognize differences in local law, tax policy or custom. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)	No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(c)	The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(d)	Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)	The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(f)	If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(g)	No Shares shall be issued pursuant to the Plan in the event the Company determines that: (i) it and the Participant have not taken all actions required to register the Shares under the Securities Act and any other applicable securities laws and there is no exemption from such registration under applicable law; (ii) an applicable listing requirement of any stock exchange on which the Company is listed has not been satisfied; or (iii) another applicable provision of law has not been satisfied.

(h)	Each Award Agreement shall provide that no Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of any state or federal laws and regulatory agencies in any applicable country have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory com miss ion or agency having juris diction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register und er the Securities Act the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Awards unless and until such authority is obtained.

(i)	Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j)	No fractional Shares shall be issued pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be repurchased and canceled.

(k)	Notwithstanding anything to the contrary herein, the terms and conditions of this Plan may be adjusted with respect to a particular country by means of a Sub-Plan in the form of an addendum to this Plan, and to the extent that the terms and conditions set forth in the Sub-Plan conflict with any provisions of this Plan, the provisions of the applicable Sub-Plan shall govern. Terms and conditions set forth in a Sub-Plan shall apply only to Awards issued to Participants under the jurisdiction of the specific country that is subject of the Sub-Plan and shall not apply to Awards issued to any other Participants. The adoption of any such Sub-Plan shall be subject to the approval of the Board, and, if required, the approval of the shareholders of the Company.

Section 18. Effective Date of the Plan.

The Plan is effective as of the date the Plan is approved by the Board, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of any laws, regulations, and obligations of the Company applicable to the Plan.

Section 19. Term of the Plan.

No Award shall be granted under the Plan after the earliest to occur of (i) the tenth anniversary of the effectiveness of the Plan (the “Plan Expiration Date”); provided that to the extent permitted by the listing rules of any stock exchanges on which the Company is listed, such Plan Termination Date may be extended indefinitely so long as the maximum number of Shares available for issuance under the Plan have not been issued, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 16(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 20. Sections 409A and 457A of the Code.

(a)	With respect to Awards subject to Section 409A and 457A of the Code, the Plan is intended to comply with the requirements of Section 409A and 457A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A and 457A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A and 457A of the Code.

(b)	Notwithstanding any provision of the Plan to the contrary or any Award Agreement, in the event the Committee determines that any Award may be subject to Section 409A or Section 457A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A or Section 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A or Section 457A and thereby avoid the application of any adverse tax consequences under such Sections.

(c)	Notwithstanding any provision of the Plan to the contrary or any Award Agreement, a termination of employment shall not be deemed to have occurred for purposes of any provision of an Award that is subject to Section 409A providing for payment upon or following a termination of a Participant’s employment unless such termination is also a “separation from service” and, for purposes of any such provision of such Award, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

Section 21. Governing Law.

The Plan and each Award Agreement shall be governed by the laws of the Cayman Islands. The Company, its Affiliates and each Participant (by acceptance of an Award) irrevocably submit, in respect of any suit, action or proceeding related to the implementation or enforcement of the Plan, to the exclusive jurisdiction of the competent courts in the Cayman Islands.

Section 22. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee; or (iii) any other entity which the Committee determines should be treated as an “Affiliate.”

(b)	“Award” means any Option, SAR, Restricted Shares, RSU, Performance Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.

(c)	“Award Agreement” means any agreement, contract or other instrument or document, which may be in electronic format, evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d)	“Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(e)	“Board” means the board of directors of the Company.

(f)	“Cause” means, with respect to any Participant, “cause” as defined in such Participant’s employment agreement with the Company, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement or as determined by the Committee, such Participant’s:

(i)	indictment for any crime (A) constituting a felony, or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of a Participant’s duties to the Company or any of its Subsidiaries, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company or any of its Subsidiaries;

(ii)	having been the subject of any order, judicial or administrative, obtained or issued by any securities law regulator, (including the SEC) for any securities violation involving fraud, including, for example, any such order consented to by the Participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied.

(iii)	conduct, in connection with his or her employment or service, which is not taken in good faith and has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any of its Subsidiaries;

(iv)	violation of the Company’s code of conduct or other material policies set forth in the manuals or statements of policy of the Company or any of its Subsidiaries;

(v)	neglect in the performance of a Participant’s duties for the Company or any of its Subsidiaries or failure or refusal to perform such duties; or

(vi)	material breach of any applicable employment agreement or other agreement with the Company.

The occurrence of any such event described in clauses (ii) through (vi) that is susceptible to cure or remedy shall not constitute Cause if such Participant cures or remedies such event within 30 days after the Company provides notice to such Participant.

(g)	“Change in Control” means the occurrence of any one or more of the following events:

(i)	a direct or indirect change in beneficial ownership or control of the Company effected through one transaction or a series of related transactions within a 12-month period, whereby (a) any Person other than the Company, any member of the Kong Group or a holding company on behalf of any member of the Kong Group, directly or indirectly acquires beneficial ownership of securities of the Company constituting more than fifty percent (50%) of the total issued share capital of the Company immediately after such acquisition; and (b) Kong sells, transfers or otherwise disposes of more than fifty percent (50%) of the securities of the Company that he beneficially owns, directly or indirectly, as of the Effective Date;

(ii)	at any time during a period of 24 consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of members of the Board; provided, however, that any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, shall be considered as though such individual were a member of the Board at the beginning of the period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)	the consummation of a merger, amalgamation or consolidation of the Company or any of its Subsidiaries with any other corporation or entity, other than a merger, amalgamation or consolidation which would result in the voting securities of the Company issued and outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining issued and outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least fifty percent (50%) of the combined voting power and total Fair Market Value of the securities of the Company or such surviving entity or parent issued and outstanding immediately after such merger, amalgamation or consolidation; or

(iv)	the consummation of any sale, lease, exchange or other transfer to any Person (other than an Affiliate of the Company), in one transaction or a series of related transactions within a 12-month period, of all or substantially all of the assets of the Company and its Subsidiaries.

Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award to which Section 12 applies that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A and 457A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A and 457A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of the date of such Change in Control and shall be paid on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring any additional tax, penalty, interest or other expense under Section 409A and 457A of the Code.

(h)	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(i)	“Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, or, at the Board’s discretion with respect to any action, references herein to the “Committee” shall refer to another committee of at least two directors designated by the Board, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan and (ii) “independent” as defined by the rules of the international, national or regional securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(j)	“Consultant” means any person, including an advisor, consultant or agent, engaged by the Company or a Subsidiary or Affiliate to render services to such entity or who renders, or has rendered, services to the Company or any Subsidiary or Affiliate and is compensated for such services.

(k)	“Disability” means, unless otherwise provided for in the Participant’s employment agreement or Award Agreement or as otherwise determined by the Committee, any medically determinable physical or mental impairment resulting in the Participant’s inability to engage in any substantial gainful activity, where such impairment is likely to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as determined reasonably and in good faith by the Committee.

(l)	“Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(m)	“Eligible Person” with respect to an Award denominated in Shares, means any (i) Employee; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement which includes rules regarding equity entitlement or in an agreement or instrument relating thereto; (ii) Eligible Director of the Company or an Affiliate; (iii) Consultant to the Company or an Affiliate; provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or any of its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or any of its Affiliates).

(n)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(o)	“Fair Market Value” means, unless otherwise determined by the Committee, (i) with respect to a Share, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to and property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(p)	“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Code Section 422 and otherwise meets the requirements set forth in the Plan.

(q)	“Kong” means Alex Kong.

(r)	“Kong Group” means Kong, CHU Kar Yin Catalina and Takis Wong.

(s)	“Nonqualified Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(t)	“Non-Employee Director” means a member of the Board who is not an employee of the Company or an Affiliate.

(u)	“Option” means an option representing the right to acquire Shares from the Company, granted in accordance with the provisions of Section 6.

(v)	“Other Cash-Based Award” means an Award granted in accordance with the provisions of Section 10.

(w)	“Option Price” means the product of (x) the number of Shares subject to the Award, multiplied by (y) the exercise price.

(x)	“Other Share-Based Award” means an Award granted in accordance with the provisions of Section 9.

(y)	“Participant” means the recipient of an Award granted under the Plan.

(z)	“Performance Award” means an Award granted in accordance with the provisions of Section 8.

(aa)	“Performance Goals” means, for a Performance Period, the one or more criteria, objectives or measurements established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

(bb)	“Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such A ward are measured.

(cc)	“Person” means a natural person or a partnership, company, association, cooperative, mutual insurance society, foundation or any other body which operates externally as an independent unit or organization.

(dd)	“Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or business acquired by the Company or with which the Company, directly or indirectly, combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise).

(ee)	“Restricted Shares” means any Share granted in accordance with the provisions of Section 5.

(ff)	“RSU” means a contractual right granted in accordance with the provisions of Section 5 that is denominated in Shares. Each RSU represents a right to receive the value of one Share. Awards of RSUs may include the right to receive dividend equivalents.

(gg)	“SAR” means any right granted in accordance with the provisions of Section 7 to receive upon exercise by a Participant or settlement the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(hh)	“Securities Act” means the Securities Act of 1933, as amended.

(ii)	“Shares” means the ordinary shares issued or to be issued by the Company

(jj)	“Sub-Plan” means any supplement or sub-plan to this Plan adopted by the Board, applicable to Participants employed or otherwise engaged in a certain country or region or subject to the laws of a certain country or region, as deemed by the Board to be necessary or desirable to comply with the laws of such country or region, or to accommodate the tax policy or custom thereof, which, if and to the extent applicable to any particular Participant, shall constitute an integral part of this Plan.

(kk)	“Subsidiary” means any corporation, limited liability company, joint venture or partnership of which the Company (a) directly or indirectly owns more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interest s, in the case of a partnership; or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

(ll)	“Termination of Service” means:

(i)	in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or Subsidiary or Affiliate;

(ii)	in the case of a Participant who is a Non-Employee Director, the date that the Participant ceases to be a member of the Board for any reason; or

(iii)	in the case of a Participant who is a consultant or other advisor, the effective date of the cessation of the performance of services for the Company or any Subsidiary;

provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a member of the Board or a consultant or other advisor shall not be deemed a cessation of service that would constitute a Termination of Service ; and provided further that a Termination of Service will be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate, unless such Participant’s employment continues with the Company or another Affiliate.

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